As filed with the Securities and Exchange Commission on May 17, 2011
Registration No. 333-173059

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________

DYCOM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
_______________

FLORIDA (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	1623 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	59-1277135 (I.R.S. EMPLOYER IDENTIFICATION NO.)
_______________

DYCOM INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)
_______________

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	2621 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	30-0128712 (I.R.S. EMPLOYER IDENTIFICATION NO.)

_______________

11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
(561) 627-7171
(Address and telephone number of Registrants’ principal executive offices)
_______________

SEE TABLE OF ADDITIONAL REGISTRANTS
_______________

Richard B. Vilsoet
Vice President, General Counsel and Secretary
Dycom Industries, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
(Name, address and telephone number of agent for service)
_______________

with a copy to:
Michael J. Schiavone
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000
_______________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (3)
Common Stock, $0.33 1/3 par value	—	—	—	—
Preferred Stock, $1.00 par value	—	—	—	—
Senior Debt Securities(4)	—	—	—	—
Subordinated Debt Securities(4)	—	—	—	—
Guarantees(4)(5)	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Securities Purchase Contracts	—	—	—	—
Units	—	—	—	—
Total			$400,000,000	$46,440

(1)
There are being registered pursuant to this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of senior debt securities and subordinated debt securities and related guarantees, and such indeterminate amount of depositary shares, warrants, securities purchase contracts and units as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $400,000,000 or the equivalent thereof in foreign currencies. The securities registered hereunder may be sold by the issuers separately, together or as units with other securities registered hereunder.  There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of debt securities, preferred stock or warrants, or pursuant to antidilution provisions thereof.  Such securities issuable upon conversion or exchange are also included in the fee table.  If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement.  Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)
The debt securities may be issued by Dycom Industries, Inc. or Dycom Investments, Inc.  Debt securities issued by Dycom Industries, Inc. will be guaranteed by Dycom Investments, Inc. and/or one or more of the registrants named below under “Table of Additional Registrants.”  Debt securities issued by Dycom Investments, Inc. will be guaranteed by Dycom Industries, Inc. and one or more of the registrants named below under “Table of Additional Registrants.”

(5)	The guarantees of debt securities will be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

_______________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices

Ansco & Associates, LLC	Delaware	22-3882751	1623	2-A Oak Branch Drive Greensboro, NC 27407 (336) 852-3433
Apex Digital, LLC	Delaware	22-3882756	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3360
Broadband Express, LLC	Delaware	20-0254816	1623	374 Westdale Avenue Westerville, OH 43082 (800) 875-2225
Broadband Installation Services, LLC	Delaware	20-0254554	1623	374 Westdale Avenue Westerville, OH 43082 (800) 875-2225
C-2 Utility Contractors, LLC	Delaware	14-1859234	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211
Cable Connectors, LLC	Delaware	22-3882761	1623	111 Connector Way Greenwood, SC 29649 (864) 227-0055
CableCom, LLC	Delaware	14-1859237	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
CableCom of California, Inc.	Delaware	37-1448808	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Can-Am Communications, Inc.	Delaware	02-0413153	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Cavo Broadband Communications, LLC	Delaware	20-8766849	1623	12191 S. Rhea Drive Plainfield, IL 60585 (815) 439-8289
CertusView Leasing, LLC	Delaware	26-2670502	1623	3960 RCA Blvd., Suite 6002 Palm Beach Gardens, FL 33410 (561) 904-3901
Communication Services, LLC	North Carolina	27-3857792	1623	6920 E. Marshville Blvd. Marshville, NC 28103 (704) 624-1800

Communications Construction Group, LLC	Delaware	22-3882744	1623	235 East Gay Street West Chester, PA 19380 (610) 696-1800
Dycom Capital Management, Inc.	Delaware	61-1431611	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Dycom Corporate Identity, Inc.	Delaware	30-0128727	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Dycom Identity, LLC	Delaware	01-0775293	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Ervin Cable Construction, LLC	Delaware	22-3882749	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3360
Globe Communications, LLC	North Carolina	14-1859226	1623	950 48th Ave., North, Ste. 100 Myrtle Beach, SC 29577 (843) 839-5544
Installation Technicians, LLC	Florida	22-3882752	1623	6621 Asheville Hwy. Knoxville, TN 37924 (865) 521-6795
Ivy H. Smith Company, LLC	Delaware	22-3882755	1623	2-A Oak Branch Drive Greensboro, NC 27407 (336) 292-7020
Lambert’s Cable Splicing Company, LLC	Delaware	05-0542669	1623	2521 South Wesleyan Blvd. Rocky Mount, NC 27803 (252) 442-9777
Locating, Inc.	Washington	91-1238745	1623	2002 W. Valley Hwy., Ste. 600 Auburn, WA 98001 (425) 392-6412
Midtown Express, LLC	Delaware	61-1457300	1623	55-60 58th Street Maspeth, NY 11378 (718) 628-3420
NeoCom Solutions, Inc.	Georgia	58-2593521	1623	10064 Main Street Woodstock, GA 30188 (678) 238-1818
NeoCom Solutions Holdings, LLC	Delaware	27-4219714	1623	10064 Main Street Woodstock, GA 30188 (678) 238-1818
Nichols Construction, LLC	Delaware	05-0542659	1623	1098 Clear Creek Road Vansant, VA 24656 (276) 597-7441
Niels Fugal Sons Company, LLC	Delaware	05-0542654	1623	1005 South Main Pleasant Grove, UT 84062 (888) 785-3152
Niels Fugal Sons Company of California, Inc.	Delaware	37-1448812	1623	1005 South Main Pleasant Grove, UT 84062 (888) 785-3152

OSP Services, LLC	Delaware	57-1209653	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
Point to Point Communications, Inc.	Louisiana	72-0968130	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Precision Valley Communications of Vermont, LLC	Delaware	81-0581053	1623	333 River Street Springfield, VT 05156 (800) 773-9317
Prince Telecom, LLC	Delaware	51-0381976	1623	551A Mews Drive New Castle, DE 19720 (302) 324-1800
Prince Telecom of California, Inc.	Delaware	27-1121200	1623	551A Mews Drive New Castle, DE 19720 (302) 324-1800
RJE Telecom, LLC	Delaware	57-1209651	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
RJE Telecom of California, Inc.	Delaware	20-1787476	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
Star Construction, LLC	Delaware	14-1856794	1623	6621 Asheville Highway Knoxville, TN 37924 (865) 521-6795
Stevens Communications, LLC	Delaware	05-0542662	1623	995 Cripple Creek Drive Lawrenceville, GA 30043 (800) 367-6606
S.T.S., LLC	Tennessee	48-1287356	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
TCS Communications, LLC	Delaware	14-1856793	1623	2045 W. Union Ave., Bldg. E Englewood, CO 80110 (303) 377-3800
Tesinc, LLC	Delaware	14-1856791	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Tesinc of California, Inc.	Delaware	61-1431612	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Triple-D Communications, LLC	Delaware	14-1856789	1623	3006 Park Central Avenue Nicholasville, KY 40356 (859) 887-4683
U G T I	California	77-0181451	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
Underground Specialties, LLC	Delaware	14-1856787	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211

UtiliQuest, LLC	Georgia	58-2379970	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
White Mountain Cable Construction, LLC	Delaware	14-1856798	1623	2113 Dover Road Epsom, NH 03234 (800) 233-7350

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2011

PROSPECTUS

$400,000,000

DYCOM INDUSTRIES, INC.	DYCOM INVESTMENTS, INC.
Common Stock Preferred Stock Senior Debt Securities Subordinated Debt Securities Guarantees Depositary Shares Warrants Securities Purchase Contracts Units	Senior Debt Securities Subordinated Debt Securities Guarantees

_______________

The common stock, preferred stock, senior and subordinated debt securities, depositary shares, warrants and securities purchase contracts covered by this prospectus may be sold from time to time by Dycom Industries, Inc.  Senior and subordinated debt securities sold by Dycom Industries, Inc. will be fully and unconditionally guaranteed on an unsecured basis by certain of its wholly-owned subsidiaries (the “Guarantors”), which may include Dycom Investments, Inc.  See “Description of Debt Securities of Dycom Industries, Inc. and Guarantees.”  Senior and subordinated debt securities may also be sold from time to time by Dycom Investments, Inc. and will be fully and unconditionally guaranteed on an unsecured basis by Dycom Industries, Inc. and certain of the Guarantors.  See “Description of Debt Securities of Dycom Investments, Inc. and Guarantees.”  The obligations of each of the Guarantors under their respective guarantees of any series of debt securities of Dycom Industries, Inc. or Dycom Investments, Inc., as the case may be, would be joint and several. We may offer the securities independently or together in any combination, called “units,” for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

We will provide the specific terms and prices of these securities in supplements to this prospectus.  The prospectus supplements may also add to, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

Dycom Industries, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “DY”.

_______________

We may sell securities to or through underwriters, dealers or agents.  For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.”  The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

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Investing in our securities involves risks.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.  See “Risk Factors” on page 2 of this prospectus.

_______________

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory authority has approved or disapproved the securities offered hereby, nor have any of the foregoing authorities passed upon or endorsed the merits of these securities or the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                           , 2011.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed.  We are not making an offer of any securities in any state where the offer is not permitted.  None of Dycom Industries, Inc., Dycom Investments, Inc. or any Guarantors have authorized anyone to provide you with any information or to make any representation other than as contained in this prospectus or that may be incorporated by reference into this prospectus.  None of Dycom Industries, Inc., Dycom Investments, Inc. or any Guarantors take any responsibility for, or can provide any assurance as to the reliability of, any information others may give you.  You should not assume that the information contained in this prospectus or any document that may be incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus, or in the case of information that may be incorporated by reference into this prospectus, as of the date of such information, regardless of the time of delivery of this prospectus or any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, Dycom Investments, Inc. may sell or issue, in one or more offerings, senior debt securities or subordinated debt securities, in one or more series, which will be fully and unconditionally guaranteed on an unsecured basis by Dycom Industries, Inc. and certain of the Guarantors.  In addition, Dycom Industries, Inc. may sell or issue, in one or more offerings, its:

•	common stock;

•	preferred stock;

•
senior debt securities or subordinated debt securities, in one or more series, which will be fully and unconditionally guaranteed on an unsecured basis by certain of the Guarantors, which may include Dycom Investments, Inc.;

•	depositary shares;

•	warrants;

•	securities purchase contracts; and

•	units consisting of any combination of securities issued by it.

The obligations of each of the Guarantors under their respective guarantees of any series of debt securities of Dycom Industries, Inc. or Dycom Investments, Inc., as the case may be, would be joint and several.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell or issue securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered.  The prospectus supplement or other offering material may also add to, update or change any of the information contained in this prospectus.  To the extent that any statement we make in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material.  The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement.  You should read both this prospectus and the applicable prospectus supplement or other offering material together with the additional information described under “Where You Can Find More Information.”  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus contains summaries of material provisions of certain documents. There may also be other provisions in the documents which are important to you. We urge you to read the documents because such documents, and not the summary descriptions, define your rights as a holder of our securities.  Copies of documents referred to herein will be made available to prospective investors upon request to us.  See “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.  In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Neither Dycom Investments, Inc. nor any Guarantors file separate financial statements with the SEC nor independently publish their financial statements.  Instead, Dycom Investments, Inc.’s and the Guarantors’ financial condition, results of operations and cash flows are consolidated into our financial statements.  Condensed consolidating financial information illustrating Dycom Investments, Inc.’s and the Guarantors’ financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our consolidated financial statements.

The SEC allows us to incorporate by reference into this prospectus the information we filed with it.  This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC.  All information incorporated by reference is part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.

We incorporate by reference the documents listed below, except that we are not incorporating any information included in a current report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished current report on Form 8-K or other furnished document, until we complete our offerings of the securities registered under this registration statement.

1.
Our current reports on Form 8-K, filed September 29, 2010, November 23, 2010 (except as to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereof), November 23, 2010, December 2, 2010, December 27, 2010, January 6, 2011, January 6, 2011, January 12, 2011 and January 24, 2011;

2.	Our quarterly reports on Form 10-Q for the fiscal quarters ended October 30, 2010 and January 29, 2011;

3.	Our annual report on Form 10-K for the fiscal year ended July 31, 2010; and

4.
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 6, 2001, including any amendments or reports filed for the purpose of updating the description.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including all filings filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we complete our offerings of the securities registered under this registration statement.

Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  Our Internet website is located at www.dycomind.com.  The contents of the website are not incorporated by reference into this prospectus.  You also may request, orally or in writing, a copy of these filings, at no cost, by contacting us at:  Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, Attention:  Investor Relations, telephone number (561) 627-7171.

FORWARD-LOOKING STATEMENTS

This prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference contain or will contain “forward-looking statements,” which are statements relating to future events, future financial performance, strategies, expectations, and competitive environment.  Words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements:

You should not read forward-looking statements as a guarantee of future performance or results.  They will not necessarily be accurate indications of whether or at what time such performance or results will be achieved.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events.  Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•	anticipated outcomes of contingent events, including litigation;

•	projections of revenues, income or loss, or capital expenditures;

•	whether the carrying value of our assets are impaired;

•	plans for future operations, growth and acquisitions, dispositions, or financial needs;

•	availability of financing;

•	plans relating to our services, including our contract backlog;

•	restrictions imposed by our credit agreement and the indenture governing the debt securities;

•	the use of our cash flow to service our debt;

•	future economic conditions and trends in the industries we serve;

•	assumptions relating to any of foregoing;

and other factors discussed under the heading “Risk Factors” in the documents incorporated by reference or deemed to be incorporated by reference and described in our filings with the SEC, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010 and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 29, 2011, each of which is incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information regarding us included elsewhere or incorporated by reference in this prospectus.  This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in the securities.  The following summary is not meant to be complete and is qualified by reference to other information contained elsewhere or incorporated by reference as exhibits into the registration statement of which this prospectus is a part.  For a more complete understanding of this offering, you should carefully read this entire prospectus and the accompanying prospectus supplement, including the section entitled “Risk Factors” in the accompanying prospectus supplement or documents incorporated by reference before making an investment decision.  Except as otherwise indicated, “Dycom,” “the Company,” “we,” “our,” and “us” refer to Dycom Industries, Inc. and its consolidated subsidiaries.

Dycom Industries, Inc.

We are a leading provider of specialty contracting services.  These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.  Additionally, we provide services on a limited basis in Canada.

We have established relationships with many leading telephone companies, cable television multiple system operators, and electric and gas utilities and others.  These companies include AT&T Inc., Comcast Corporation, Verizon Communications Inc., CenturyLink, Inc., Time Warner Cable Inc., Charter Communications, Inc., Windstream Corporation, Cablevision Systems Corporation and Qwest Communications International Inc.

A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years.  As of January 29, 2011, we are party to approximately 200 of these agreements.

The specialty contracting services industry in which we operate is highly fragmented.  It consists of a large number of participants, including several large companies as well as a significant number of small, privately held, local competitors.  We also face competition from the in-house service organizations of our existing or prospective customers, particularly telecommunications providers that employ personnel who perform some of the same services that we do.  The principal competitive factors for our services include geographic presence, breadth of service offerings, worker and general public safety, price, quality of service, and industry reputation.  We believe that we compete favorably with our competitors on the basis of these factors.

Dycom Investments, Inc.

Dycom Investments, Inc. is a wholly-owned subsidiary of Dycom Industries, Inc.  Dycom Investments, Inc. has no independent operations other than as a holding company.  It was formed as a Delaware corporation in 2003.

________________

Our and Dycom Investments, Inc.’s principal executive offices are located at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408 and our telephone number is (561) 627-7171.  Our website is located at www.dycomind.com.  The information on or connected to this website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk.  You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus.  You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our annual report on Form 10-K for the year ended July 31, 2010 and our quarterly report on Form 10-Q for the period ended January 29, 2011, each of which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges.  This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from operations plus fixed charges.  Fixed charges consist of all interest expense, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Six Months Ended	Fiscal Year Ended
	January 29, 2011	July 31, 2010	July 25, 2009	July 26, 2008	July 28, 2007	July 29, 2006

Ratio of Earnings to Fixed Charges	1.3x	1.5x	(*)	2.8x	4.4x	3.2x
__________________

* The ratio of earnings to fixed charges was less than one-to-one for fiscal 2009 and earnings were insufficient to cover fixed charges by $76.4 million.

Because we have no preferred stock issued and outstanding (and have not had any issued and outstanding during the fiscal years or periods shown above), a ratio of combined fixed charges and preference dividends to earnings is not presented.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we currently intend to use the net proceeds from any sale of the offered securities for working capital and general corporate purposes, which may include, among other things, repaying, redeeming or repurchasing debt, acquisitions, share repurchases and capital expenditures.  Additional information on the use of net proceeds from any sale of the securities offered by this prospectus will be set forth in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF DYCOM INDUSTRIES, INC. AND GUARANTEES

“We,” “our,” and “us” under this Description of Debt Securities and Guarantees refer to Dycom Industries, Inc. and “Guarantors” refers to certain of its subsidiaries, which may include Dycom Investments, Inc.,  which will guarantee the debt securities.

This section contains a description of the general terms and provisions of the debt securities of Dycom Industries, Inc. that may be offered by this prospectus and to which any prospectus supplement may relate.  The particular terms of the debt securities offered will be described in the applicable prospectus supplement.  The prospectus supplement relating to a series of debt securities being offered pursuant to this prospectus will be attached to this prospectus.

We may issue senior debt securities and subordinated debt securities.  The debt securities are to be issued under an indenture (the “indenture”) to be entered into among us, the Guarantors and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.  The indenture may be supplemented from time to time.

The following are summaries of the material provisions of the indenture. There may also be other provisions in the indenture which are important to you. We urge you to read the indenture because it, and not this summary description, define your rights as a holder of the debt securities.  The indenture is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

In addition, the material specific financial, legal and other terms as well as federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series.  The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC.  For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture provisions do not limit the amount of debt that we or any of our subsidiaries may issue under the indenture or otherwise, and we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

Unless otherwise specified in the prospectus supplement, our debt securities covered by this prospectus will be our direct unsecured obligations.  Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness.  Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and unsubordinated indebtedness.  See “—Subordination” below.  Any of our secured indebtedness will rank ahead of the debt securities to the extent of the assets securing such indebtedness.

We are a holding company that conducts substantially all of our operations through our subsidiaries and none of our subsidiaries is obligated to make funds available to us for payment on the debt securities.  Accordingly, our ability to make payments on the debt securities is dependent on the earnings and the distribution or other payment of funds from our subsidiaries.  The debt securities will be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our subsidiaries, including any debt securities issued by Dycom Investments, Inc.  Our right to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are ourselves recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.  See “—Guarantees” below.

The prospectus supplement relating to any series of our debt securities being offered will include specific terms relating to the offering.  These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

•
the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the entities which will be the initial Guarantors of series of such debt securities and any modifications to the provisions described below under “—Guarantees”;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•
the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of or transfer or exchange, and where any such debt securities may be surrendered for conversion;

•
if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•
provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•
if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	provisions specifying whether the debt securities will be convertible into other securities of ours and, if so, the terms and conditions upon which such debt securities will be so convertible;

•
if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of and any premium or interest on any of such debt securities;

•
provisions specifying whether the principal of and any premium or interest on such debt securities will be payable, at the election of us or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the terms and conditions of such subordination;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Satisfaction and Discharge” and “—Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.  We also are permitted to issue debt securities with the same terms as previously issued debt securities.

We may in the future issue debt securities other than the debt securities described in this prospectus.  There is no requirement that any other debt securities that we issue be issued under the indenture described in this prospectus.  Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Guarantees

Each of the Guarantors will fully and unconditionally guarantee, on a senior basis, the due and punctual payment of all amounts payable under our senior debt securities, including principal, premium, if any, and interest.  Each of the Guarantors will and fully and unconditionally guarantee, on a basis subordinated to the prior payment in full of all senior indebtedness of each such Guarantor, the due and punctual payment of all amounts payable under our subordinated debt securities, including principal, premium, if any, and interest.  The obligations of each of the Guarantors under their respective guarantees would be joint and several.

The obligations of each of the Guarantors under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.  We cannot assure you that this limitation will protect the guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the debt securities in full when due.  In a Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances.  We do not know if that case will be followed if there is litigation relating to the validity and/or enforceability of the guarantees under the indenture.  However, if it is followed, the risk that the guarantees will be found to be fraudulent conveyances will be significantly increased.

A Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving entity) another entity, other than us or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no default or event of default exists; and

(2) the entity acquiring the property in any such sale, assignment, transfer, conveyance or other disposition or the entity formed by or surviving any such consolidation or merger (if other than the

Guarantor) assumes all the obligations of that Guarantor under the indenture and its guarantee pursuant to a supplemental indenture satisfactory to the trustee.

The guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with certain sales or other dispositions of all or substantially all of the assets of the Guarantor;

(2) in connection with certain sales or other dispositions of the capital stock of the Guarantor; or

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of the debt securities as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Merger, Consolidation or Sale of Assets

(a) We will not, directly or indirectly:  (1) consolidate or merge with or into another entity (whether or not we are the surviving corporation); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ours and our subsidiaries taken as a whole, in one or a series of related transactions, to another entity, or (3) permit any Guarantor (whether or not such Guarantor is the surviving entity) to enter into any such transactions or a series of related transactions under clause (1) or (2) above which, in the aggregate, would result in a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of ours and the Guarantors taken as a whole, unless:

(1) either:  (a) we or such other Guarantor is the surviving corporation; or (b) the entity formed by or surviving any such consolidation or merger (if other than us or such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case when such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the entity formed by or surviving any such consolidation or merger (if other than us or other Guarantor) or the entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of ours or such Guarantor under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction, no default or event of default exists.

(b) This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(A) our merger with an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

(B) any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of assets between or among us and our subsidiaries.

(c)  A supplemental indenture or the form of security for a particular series of debt securities may include additional conditions or changes to the “Merger, Consolidation or Sale of Assets” covenant described above.  The “Merger, Consolidation or Sale of Assets” covenant applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.

Additional Covenants

Any additional covenants applicable to a particular series of our debt securities will be discussed in the prospectus supplement relating to such series and will be included in a supplemental indenture or the form of security for such series.

Events of Default and Remedies

An “event of default” means any one of the following events that occurs with respect to a series of our debt securities issued under the indenture:

•	failure to pay interest on any debt security of such series for 30 days after payment was due;

•	failure to make the principal or any premium payment (whether at maturity, upon redemption or otherwise) on any debt security of such series when due;

•	failure to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

•
failure by us or any of the Guarantors to comply with any other agreements in the indenture and this failure continues for 60 days after we receive written notice of it by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of a particular series voting as a single class (other than any failure to perform in respect of an agreement included in the indenture solely for the benefit of another series of debt securities);

•
except as permitted in the indenture, any guarantee with respect to such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a significant subsidiary (or any group of Guarantors that, taken together would constitute a significant subsidiary), or any entity acting on behalf of any such Guarantor, denies or disaffirms its obligations under its guarantee, except to the extent contemplated by the indenture and any such guarantee; and

•	certain events of bankruptcy or insolvency with respect to us or certain of our significant subsidiaries.

A supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above.  The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.  Other than as specified above, a default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to us or certain of our significant subsidiaries, all outstanding debt securities will become due and payable immediately without further action or notice.  If any other event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series then outstanding may declare all debt securities of that series to be due and payable immediately by notice in writing to us specifying the event of default.

The holders of a majority in aggregate principal amount of the then-outstanding debt securities of a particular series by notice to the trustee may, on behalf of the holders of all of the debt securities of such particular series, rescind an acceleration or waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of principal, interest, premium, if any, or any sinking fund payment, if applicable, on any series of debt securities or a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the applicable indenture.  Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series may direct the trustee in its exercise of any trust or power.  The trustee may withhold from holders of the debt securities notice of any default if it determines that withholding notices is in their interest, except for defaults relating to the payment of principal, interest, premium, if any, or any sinking fund payment, if applicable, on any series of debt securities.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the debt securities of a particular series unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, interest, premium, if any, or any sinking fund payment, if applicable, on any series of debt securities when due, no holder of the debt securities may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a particular series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•
holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture.  Within five business days of becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

Modification of Indenture

Except as provided in the next three succeeding paragraphs and as described in the prospectus supplement relating to a series of debt securities, the indenture, our debt securities and the guarantees may be amended or modified with the consent of the holders of at least a majority in aggregate principal amount of all outstanding debt securities which are affected by such amendment or modification (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities) and any existing default or event of default or compliance with any provision of the indenture, the debt securities or the guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities).

Without the consent of each holder of debt securities affected, an amendment, modification or waiver may not (with respect to any affected debt securities held by a non-consenting holder):

(1) reduce the principal amount of debt securities whose holders must consent to an amendment, modification or waiver;

(2) change the stated maturity of the principal of, or any premium or installment of interest on, any debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or any premium payable upon the redemption thereof or otherwise;

(3) waive a default or event of default in the payment of principal of, or interest or premium, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of a particular series and a waiver of the payment default that resulted from such acceleration);

(4) make any debt security payable in money other than that stated in such debt securities;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities or the related guarantees;

(6) waive a redemption payment with respect to any debt securities;

(7) release any Guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture;

(8) make any change that adversely affects the right to convert any debt securities into or for our securities, cash or property; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, we, the Guarantors and the trustee may amend or modify the indenture, the debt securities or the guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)  to provide for the assumption of our or a Guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the our or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the guarantees or the debt securities to any provision of this prospectus or to the prospectus supplement relating to the debt securities of any series to the extent that such provision in the prospectus or the prospectus supplement was intended to be a verbatim recitation of a provision of the indenture, the guarantees or the debt securities;

(7) to release a Guarantor from its obligations under its guarantee or the indenture in accordance with the applicable provisions of the indenture;

(8) to secure any debt securities and/or any guarantees;

(9) to evidence and provide for the acceptance of appointment by a successor trustee;

(10) to allow any Guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities; or

(11)  to comply with the provisions described under “—Merger, Consolidation or Sale of Assets.”

In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or supplemental indenture:

•
for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

•
for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

The extent to which a particular series of our subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and any indenture may be modified by a supplemental indenture to reflect such subordination provisions.

Payment and Transfer

Unless otherwise specified in the related prospectus supplement, we will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes.  We will make payment to the persons in whose names the debt securities are registered at the close of business on the day or days specified by us.  Any other payments will be made as set forth in the applicable prospectus supplement.

All paying agents initially designated by us with respect to payments on the debt securities will be named in the related prospectus supplement.  We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of and any premium or interest on any debt securities are payable.

Unless otherwise provided in the related prospectus supplement, holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes.  We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any stamp tax or other governmental charge and any other reasonable expenses (including fees and expenses of the trustee) that we are required to pay in connection with a transfer or exchange.

You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•
register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

All transfer agents initially designated by us will be named in the related prospectus supplement.  We may at any time rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of and any premium or interest on any debt securities are payable.

Unless otherwise stated in the related prospectus supplement, we will initially appoint the trustee as security registrar, transfer agent and paying agent for the debt securities.

Global Securities

We may issue the global securities in either registered or bearer form, in either temporary or permanent form.  Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.  Debt securities that are represented in whole or in part by one or more global securities will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, and such global securities will be deposited with, or on behalf of, the depositary.  The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series.  We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary.  These institutions are known as participants.  The underwriters for the securities will designate the accounts to be credited.  However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of securities.  Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture.  Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary.  We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Legal Defeasance and Covenant Defeasance

We may at any time, at the option of our board of directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of our obligations discharged with respect to the outstanding debt securities of such series and all obligations of the Guarantors discharged with respect to their related guarantees (which we refer to in this prospectus as “legal defeasance”) except for:

•
the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust and with respect to any rights to convert such debt securities into other securities of ours;

•	the rights, powers, trusts, duties and immunities of the trustee, and our and the Guarantors’ obligations in connection therewith; and

•	the legal defeasance and covenant defeasance (as defined below) provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our and the Guarantors’ obligations released with respect to certain restrictive covenants of debt securities of such series and all obligations of the Guarantors with respect to the guarantees discharged (which we refer to in this prospectus as “covenant defeasance”), and thereafter any failure to comply with those covenants and obligations will not constitute a default or event of default with respect to the debt securities of such series or the related guarantees.  In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series and the related guarantees.

In order to exercise either legal defeasance or covenant defeasance:

•
we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the series, cash in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, non-callable government securities, or a combination of both, in amounts sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date, if applicable;

•
in the case of legal defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•
in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
no default or event of default with respect to the debt securities to be defeased has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

•
such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which we or any of our subsidiaries are a party or by which we or any of our subsidiaries are bound;

•
we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over the other creditors of ours with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

•
we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Satisfaction and Discharge

We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

Concerning the Trustee

At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The trustee may resign at any time by giving us written notice or may be removed:

•	by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

•
if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) or a court takes certain actions relating to bankruptcy, insolvency or reorganization.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series.  We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee.  Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

If the trustee becomes a creditor of us or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

New York Law to Govern

The indenture will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF DEBT SECURITIES OF DYCOM INVESTMENTS, INC. AND GUARANTEES

“We,” “our,” and “us” under this Description of Debt Securities and Guarantees refer to Dycom Investments, Inc. and “Guarantors” refers to Dycom Industries, Inc. and certain of its subsidiaries which will guarantee the debt securities.

This section contains a description of the general terms and provisions of the debt securities of Dycom Investments, Inc. that may be offered by this prospectus and to which any prospectus supplement may relate.  The particular terms of the debt securities offered will be described in the applicable prospectus supplement.  The prospectus supplement relating to a series of debt securities being offered pursuant to this prospectus will be attached to this prospectus.

We may issue senior debt securities and subordinated debt securities.  The debt securities are to be issued under an indenture (the “indenture”) to be entered into among us, the Guarantors and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.  The indenture may be supplemented from time to time.

The following are summaries of the material provisions of the indenture. There may also be other provisions in the indenture which are important to you. We urge you to read the indenture because it, and not this summary description, define your rights as a holder of the debt securities.  The indenture is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

In addition, the material specific financial, legal and other terms as well as federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series.  The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC.  For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture provisions do not limit the amount of debt that we, Dycom Industries, Inc. or any of its subsidiaries  may issue under the indenture or otherwise, and we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

Unless otherwise specified in the prospectus supplement, our debt securities covered by this prospectus will be our direct unsecured obligations.  Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness.  Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our unsecured and unsubordinated indebtedness.  See “—Subordination” below.  Any of our secured indebtedness will rank ahead of the debt securities to the extent of the assets securing such indebtedness.

We are a holding company that has no assets or operations.  We conduct all of our operations through our subsidiaries and none of our subsidiaries is obligated to make funds available to us for payment on the debt securities.  Accordingly, our ability to make payments on the debt securities is dependent on the earnings and the distribution or other payment of funds from our subsidiaries.  The debt securities will be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our subsidiaries.  Our right to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are ourselves recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.  See “—Guarantees” below.

The prospectus supplement relating to any series of our debt securities being offered will include specific terms relating to the offering.  These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

•
the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the entities which will be the initial Guarantors of series of such debt securities and any modifications to the provisions described below under “—Guarantees”;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•
the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of or transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

•
if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•
provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•
if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•
provisions specifying whether the debt securities will be convertible into other securities of ours or exchangeable into common stock of Dycom Industries, Inc. and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of and any premium or interest on any of such debt securities;

•
provisions specifying whether the principal of and any premium or interest on such debt securities will be payable, at the election of us or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the terms and conditions of such subordination;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Satisfaction and Discharge” and “—Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.  We also are permitted to issue debt securities with the same terms as previously issued debt securities.

We may in the future issue debt securities other than the debt securities described in this prospectus.  There is no requirement that any other debt securities that we issue be issued under the indenture described in this prospectus.  Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Guarantees

Each of the Guarantors will fully and unconditionally guarantee, on a senior basis, the due and punctual payment of all amounts payable under our senior debt securities, including principal, premium, if any, and interest.  Each of the Guarantors will and fully and unconditionally guarantee, on a basis subordinated to the prior payment in full of all senior indebtedness of each such Guarantor, the due and punctual payment of all amounts payable under our subordinated debt securities, including principal, premium, if any, and interest.  The obligations of each of the Guarantors under their respective guarantees would be joint and several.

The obligations of each of the Guarantors under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.  We cannot assure you that this limitation will protect the guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the debt securities in full when due.  In a Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances.  We do not know if that case will be followed if there is litigation relating to the validity and/or enforceability of the guarantees under the indenture.  However, if it is followed, the risk that the guarantees will be found to be fraudulent conveyances will be significantly increased.

A Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving entity) another entity, other than us or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no default or event of default exists; and

(2) the entity acquiring the property in any such sale, assignment, transfer, conveyance or other disposition or the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under the indenture and its guarantee pursuant to a supplemental indenture satisfactory to the trustee.

The guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with certain sales or other dispositions of all or substantially all of the assets of the Guarantor;

(2) in connection with certain sales or other dispositions of the capital stock of the Guarantor; or

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of the debt securities as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Merger, Consolidation or Sale of Assets

(a) Dycom Industries, Inc. will not, directly or indirectly:  (1) consolidate or merge with or into another entity (whether or not Dycom Industries, Inc. is the surviving corporation); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Dycom Industries, Inc. and its subsidiaries taken as a whole, in one or a series of related transactions, to another entity, or (3) permit any of the other Guarantors (whether or not such Guarantor is the surviving entity) to enter into any such transactions or a series of related transactions under clause (1) or (2) above which, in the aggregate, would result in a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of Dycom Industries, Inc. and the other Guarantors taken as a whole, unless:

(1) either:  (a) Dycom Industries, Inc. or such other Guarantor is the surviving corporation; or (b) the entity formed by or surviving any such consolidation or merger (if other than Dycom Industries, Inc. or such other Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the entity formed by or surviving any such consolidation or merger (if other than Dycom Industries, Inc. or such other Guarantor) or the entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Dycom Industries, Inc. or such other Guarantor under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction, no default or event of default exists.

(b) We will not, directly or indirectly:  (1) consolidate or merge with or into another entity (whether or not we are the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets in one or a series of related transactions, to another entity, unless:

(1) either:  (a) we are the surviving corporation; or (b) the entity formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case when such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the entity formed by or surviving any such consolidation or merger (if other than us) or the entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all our obligations under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after such transaction, no default or event of default exists.

(c) This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(A) a merger of Dycom Industries, Inc. or us with an affiliate solely for the purpose of reincorporating Dycom Industries, Inc. or us in another jurisdiction; or

(B) any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of assets between or among Dycom Industries, Inc. or us and Dycom Industries, Inc.’s subsidiaries.

(d)  A supplemental indenture or the form of security for a particular series of debt securities may include additional conditions or changes to the “Merger, Consolidation or Sale of Assets” covenant described above.  The “Merger, Consolidation or Sale of Assets” covenant applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.

Additional Covenants

Any additional covenants applicable to a particular series of our debt securities will be discussed in the prospectus supplement relating to such series and will be included in a supplemental indenture or the form of security for such series.

Events of Default and Remedies

An “event of default” means any one of the following events that occurs with respect to a series of our debt securities issued under the indenture:

•	failure to pay interest on any debt security of such series for 30 days after payment was due;

•	failure to make the principal or any premium payment (whether at maturity, upon redemption or otherwise) on any debt security of such series when due;

•	failure to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

•
failure by us, Dycom Industries, Inc. or any of the other Guarantors to comply with any other agreements in the indenture and this failure continues for 60 days after Dycom Industries, Inc. receives written notice of it by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of a particular series voting as a single class (other than any failure to perform in respect of an agreement included in the indenture solely for the benefit of another series of debt securities);

•
except as permitted in the indenture, any guarantee with respect to such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a significant subsidiary (or any group of Guarantors that, taken together, would constitute a significant subsidiary), or any entity acting on behalf of any such Guarantor, denies or disaffirms its obligations under its guarantee, except to the extent contemplated by the indenture and any such guarantee; and

•	certain events of bankruptcy or insolvency with respect to us, Dycom Industries, Inc. or certain of its significant subsidiaries.

A supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above.  The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.  Other than as specified above, a default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Dycom Industries, Inc. or certain of its significant subsidiaries, all outstanding debt securities will become due and payable immediately without further action or notice.  If any other event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series then outstanding may declare all debt securities of that series to be due and payable immediately by notice in writing to us specifying the event of default.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series by notice to the trustee may, on behalf of the holders of all of the debt securities of such particular series, rescind an acceleration or waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of principal, interest, premium, if any, or any sinking fund payment, if applicable, on any series of debt securities or a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the applicable indenture.  Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series may direct the trustee in its exercise of any trust or power.  The trustee may withhold from holders of the debt securities notice of any default if it determines that withholding notices is in their interest, except for defaults relating to the payment of principal, interest, premium, if any, or any sinking fund payment, if applicable, on any series of debt securities.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the debt securities of a particular series unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, interest, premium, if any, or any sinking fund payment, if applicable, on any series of debt securities when due, no holder of the debt securities may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a particular series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•
holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture.  Within five business days of becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

Modification of Indenture

Except as provided in the next three succeeding paragraphs and as described in the prospectus supplement relating to a series of debt securities, the indenture, our debt securities and the guarantees may be amended or modified with the consent of the holders of at least a majority in aggregate principal amount of all outstanding debt securities which are affected by such amendment or modification (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities) and any existing default or event of default or compliance with any provision of the indenture, the debt securities or the guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities).

Without the consent of each holder of debt securities affected, an amendment, modification or waiver may not (with respect to any affected debt securities held by a non-consenting holder):

(1) reduce the principal amount of debt securities whose holders must consent to an amendment, modification or waiver;

(2) change the stated maturity of the principal of, or any premium or installment of interest on, any debt securities, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or any premium payable upon the redemption thereof or otherwise;

(3) waive a default or event of default in the payment of principal of, or interest or premium, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of a particular series and a waiver of the payment default that resulted from such acceleration);

(4) make any debt security payable in money other than that stated in such debt securities;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities or the related guarantees;

(6) waive a redemption payment with respect to any debt securities;

(7) release any Guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture;

(8) make any change that adversely affects the right to convert any debt securities into or for our securities, cash or property or exchangeable into common stock of Dycom Industries, Inc.; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, we, the Guarantors and the trustee may amend or modify the indenture, the debt securities or the guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)  to provide for the assumption of our or a Guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the our or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the guarantees or the debt securities to any provision of this prospectus or to the prospectus supplement relating to the debt securities of any series to the extent that such provision in the prospectus or the prospectus supplement was intended to be a verbatim recitation of a provision of the indenture, the guarantees or the debt securities;

(7) to release a Guarantor from its obligations under its guarantee or the indenture in accordance with the applicable provisions of the indenture;

(8) to secure any debt securities and/or any guarantees;

(9) to evidence and provide for the acceptance of appointment by a successor trustee;

(10) to allow any Guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities; or

(11)  to comply with the provisions described under “—Merger, Consolidation or Sale of Assets.”

In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or supplemental indenture:

•
for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

•
for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

The extent to which a particular series of our subordinated debt securities may be subordinated to our unsecured and unsubordinated indebtedness will be set forth in the prospectus supplement for any such series and any indenture may be modified by a supplemental indenture to reflect such subordination provisions.

Payment and Transfer

Unless otherwise specified in the related prospectus supplement, we will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes.  We will make payment to the persons in whose names the debt securities are registered at the close of business on the day or days specified by us.  Any other payments will be made as set forth in the applicable prospectus supplement.

All paying agents initially designated by us with respect to payments on the debt securities will be named in the related prospectus supplement.  We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of and any premium or interest on any debt securities are payable.

Unless otherwise provided in the related prospectus supplement, holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes.  We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any stamp tax or other governmental charge and any other reasonable expenses (including fees and expenses of the trustee) that we are required to pay in connection with a transfer or exchange.

You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•
register the transfer of or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

All transfer agents initially designated by us will be named in the related prospectus supplement.  We may at any time rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of and any premium or interest on any debt securities are payable.

Unless otherwise stated in the related prospectus supplement, we will initially appoint the trustee as security registrar, transfer agent and paying agent for the debt securities.

Global Securities

We may issue the global securities in either registered or bearer form, in either temporary or permanent form.  Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.  Debt securities that are represented in whole or in part by one or more global securities will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, and such global securities will be deposited with, or on behalf of, the depositary.  The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series.  We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary.  These institutions are known as participants.  The underwriters for the securities will designate the accounts to be credited.  However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of securities.  Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture.  Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary.  We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Legal Defeasance and Covenant Defeasance

We may at any time, at the option of our board of directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of our obligations discharged with respect to the outstanding debt securities of such series and all obligations of the Guarantors discharged with respect to their related guarantees (which we refer to in this prospectus as “legal defeasance”) except for:

•
the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust and with respect to any rights to convert such debt securities into other securities of ours or to exchange such debt securities into common stock of Dycom Industries, Inc.;

•	the rights, powers, trusts, duties and immunities of the trustee, and our and the Guarantors’ obligations in connection therewith; and

•	the legal defeasance and covenant defeasance (as defined below) provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our and the Guarantors’ obligations released with respect to certain restrictive covenants of debt securities of such series and all obligations of the Guarantors with respect to the guarantees discharged (which we refer to in this prospectus as “covenant defeasance”), and thereafter any failure to comply with those covenants and obligations will not constitute a default or event of default with respect to the debt securities of such series or the related guarantees.  In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series and the related guarantees.

In order to exercise either legal defeasance or covenant defeasance:

•
we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the series, cash in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, non-callable government securities, or a combination of both, in amounts sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date, if applicable;

•
in the case of legal defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•
in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
no default or event of default with respect to the debt securities to be defeased has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

•
such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Dycom Industries, Inc. or any of its subsidiaries is a party or by which Dycom Industries, Inc. or any of its subsidiaries is bound;

•
we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over the other creditors of ours with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

•
we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Satisfaction and Discharge

We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

Concerning the Trustee

At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The trustee may resign at any time by giving us written notice or may be removed:

•	by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

•
if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) or a court takes certain actions relating to bankruptcy, insolvency or reorganization.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series.  We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee.  Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

If the trustee becomes a creditor of us or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

New York Law to Govern

The indenture will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary.  It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our certificate of incorporation, as amended, and our by-laws, as amended, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. We urge you to read these documents for a full description of the terms of our capital stock. Our certificate of incorporation, as amended, and our by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We have authorized the issuance of 150,000,000 shares of common stock, $0.33 1/3 par value, and 1,000,000 shares of preferred stock, $1.00 par value share.

Common Stock

On May 10, 2011, there were 34,048,587 outstanding shares of common stock held by 551 stockholders of record.

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of more than 50% of the shares of common stock are able to elect all of our directors eligible for election in a given year.  The holders of common stock are entitled to dividends and other distributions out of assets legally available if and when declared by the board of directors.  Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata in the distribution of all of our assets remaining available for distribution after satisfaction of all liabilities, including any prior rights of any preferred stock which may be outstanding.  There are no redemption or sinking fund provisions applicable to the common stock.

 The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

Preferred Stock

There are no shares of preferred stock outstanding.  Series of the preferred stock may be created and issued from time to time by our board of directors, with such rights and preferences as they may determine.

Anti-takeover Provisions

We have agreements with certain of our executive officers which provide for substantial compensation (in general terms, continuation of twelve months the officer’s base salary and vesting of all equity-based awards awarded to the officer pursuant to any of our long-term incentive plans), upon our termination of the officer’s employment without cause or the officer’s resignation of his employment for good reason on or prior to the second anniversary following the consummation of a change of control in our company.  A change of control is defined as any person’s acquisition of more than 20% of our outstanding securities, the sale or transfer of substantially all of our assets to someone other than one of our wholly-owned subsidiaries, or a change of control of the board of directors.

Our articles of incorporation provide that the board of directors is divided into three classes, as nearly equal in number as possible, with one class of directors being elected each year for a three-year term.  The classification of the board may have the effect of delaying a change in a majority of the members of our board of directors.

Our articles of incorporation require approval of 80% of the outstanding shares of our capital stock entitled to vote in elections of directors for any merger with or into another corporation or any sale or transfer of all or a substantial part of our assets to, or any sale or transfer to us or any subsidiary in exchange for our securities or any assets (except assets valued at less than $1,000,000) of, any other corporation or person, if at the time such other corporation or person is the beneficial owner, or is affiliated with the beneficial owner, of more than 20% of the outstanding shares of our capital stock entitled to vote in elections of directors. This requirement is not applicable to any such transaction with another corporation which was approved by our board of directors prior to the time that such other corporation became a holder of more than 20% of the outstanding shares of our capital stock.

The Florida Business Corporation Act contains provisions eliminating the voting rights of “control shares,” which are defined as shares which give any person, directly or indirectly, ownership of, or the power to direct the exercise of voting power with respect to, 20% or more of the outstanding voting power of an “issuing public corporation.”  A corporation is an issuing public corporation if it has at least 100 shareholders, its principal place of business, principal office or substantial assets are in Florida and either more than 10% of its shareholders reside in Florida, more than 10% of its shares are owned by Florida residents or 1,000 shareholders reside in Florida.  The voting rights of control shares are not eliminated if the articles of incorporation or the bylaws of the corporation prior to the acquisition provide that the statute does not apply.  Voting rights are restored to control shares if, subsequent to their acquisition, the corporation’s shareholders (other than the holder of control shares, officers of the corporation and employee directors) vote to restore such voting rights.

The Florida Business Corporation Act also restricts “affiliated transactions” (mergers, consolidations, transfers of assets and other transactions) between “interested shareholders” (the beneficial owners of 10% or more of the corporation’s outstanding shares) and the corporation or any subsidiary.  Affiliated transactions must be approved by two-thirds of the voting shares not beneficially owned by the interested shareholder or by a majority of the corporation’s “disinterested” directors.  The statutory restrictions do not apply if the corporation has had fewer than 300 shareholders of record for three years, the interested shareholder has owned at least 80% of the outstanding shares for five years, the interested shareholder owns at least 90% of the corporation’s outstanding voting shares, or certain consideration is paid to all shareholders.

The provisions of our articles and by-laws, the existence of the shareholder rights agreement and the change of control agreements and the application of the anti-takeover provisions of the Florida Business Corporation Act could have the effect of discouraging, delaying or preventing a change of control not approved by the board of directors which could affect the market price of our common stock.

Indemnification

Our by-laws require us to indemnify each of our directors and officers to the fullest extent permitted by law and limits the liability of our directors and stockholders for monetary damages in certain circumstances.

The provisions of the Florida Business Corporation Act that allow such indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.  In addition, each director continues to be subject to liability for (a) criminal violations, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for our best interests in a proceeding by or on our behalf or in a proceeding by or on behalf of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

DESCRIPTION OF DEPOSITARY SHARES

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock.  In that event, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us.  The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.  Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering.  The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary, and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares for more complete information.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.  These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts.  Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares.  We will not issue any partial shares of preferred stock.  If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock.  Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or by other equitable method, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock.  Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares.  The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so.  The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply.  The depositary shares, as such, will not be convertible into or exchangeable for such other securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities.  If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.  The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts.  The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock are convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will also pay charges of the depositary in connection with its duties in accordance with the deposit agreement.  Holders of depositary receipts will pay transfer and other taxes and governmental and other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished.  We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign.  We may remove the depositary at any time.  Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time.  This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

General

We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof.  Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities.  We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us.  The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND UNITS

The following is a general description of the terms of the securities purchase contracts we may issue from time to time.

The applicable prospectus supplement will summarize those aspects of the securities purchase contracts which we believe will be most important to your decision to invest in our securities purchase contracts. You should keep in mind, however, that it is (1) the securities purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such securities purchase contracts and (3) if applicable, the prepaid securities purchase contracts and the document pursuant to which such prepaid securities purchase contracts will be issued, and not our summary description, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. We urge you to read these documents for a full description of the terms of the securities purchase contracts.

Stock Purchase Contracts and Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common stock, preferred stock or depositary shares at a future date or dates.  The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and debt securities, preferred securities or U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts.  The stock purchase contracts may require us to make periodic payments to holders thereof, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.  Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts.  The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

Debt Purchase Contracts and Units

We may issue debt purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt at a future date or dates.  The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of a debt purchase contract and debt securities, preferred securities or U.S. Treasury securities, in each case securing holders’ obligations to purchase debt securities under the debt purchase contracts.  The debt purchase contracts may require us to make periodic payments to holders thereof, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.  The debt purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.  Any one or more of the above securities, common stock or the debt purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell the debt securities under the debt purchase contracts.  The debt purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum aggregate principal amount of debt securities deliverable by such holders under debt purchase contracts requiring the holders to sell debt securities to us.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of shares of common stock or preferred stock, senior debt securities or subordinated debt securities, depositary shares, warrants or securities purchase contracts issued by Dycom Industries, Inc.  The prospectus supplement will describe:

•   the terms of the units and of the common stock, preferred stock, senior debt securities or subordinated debt securities, depositary shares, warrants or securities purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•  a description of the terms of any unit agreement governing the units; and

•  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriter, dealer, remarketing firm or agent and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale.  The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time.  In the case of securities sold directly by us, no underwriters or agents would be involved.  Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof.  Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market.  We may elect to list any series of securities on an exchange, and, in the case of our common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so.  In addition, underwriters will not be obligated to make a market in any securities.  No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities other than the common stock and the preferred stock will be passed upon for us by Shearman & Sterling LLP, New York, New York.  Unless otherwise indicated in a supplement to this prospectus, the validity of the common stock and the preferred stock will be passed upon for us by Akerman Senterfitt, Miami, Florida.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Dycom Industries, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses payable by the registrant in connection with the offering described in this Registration Statement are as follows:

SEC registration fee	$46,440
Trustee’s fees and expenses	12,500
Legal fees and expenses	150,000
Accounting fees and expenses	150,000
Printing and engraving expenses	40,000
Miscellaneous expenses	1,060
Total	$400,000

All fees and expenses in the above table, other than the SEC registration fee, are estimated.

Item 15.  Indemnification of Directors and Officers.

Florida.  Section 607.0850(1) of the Florida Business Corporation Act (“FBCA”) provides that a Florida corporation, such as Dycom Industries, Inc., shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.  Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that:  (i) to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in 607.850(1) or 607.850(2), or in defense of any proceeding referred to in 607.850(1) or 607.850(2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:  (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation, such as Dycom Industries, Inc., is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless:  (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes:  (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Delaware.  Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware Corporation Law, provides, in general, that a corporation, such as Dycom Investments, Inc., shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation.  Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Washington.  In general, §§23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (“WBCA”) provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such person acted in good faith and, if such action was in the person’s official capacity, in a manner reasonably believed to be in, or, in all other cases, not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  A “proceeding” is defined as any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.  A termination of the action by judgment, settlement, conviction or plea of nolo contendere, does not of itself create a presumption that the person did not act in good faith.  Unless limited by the corporation’s articles of incorporation, indemnification is mandatory for an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director, against reasonable expenses incurred in connection with the proceeding.

A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.  Under the WBCA, a corporation may indemnify an officer, agent or employee to the same extent as a director and may procure or maintain insurance against liability on behalf of a director or any such person.

Tennessee.  In general, §48-18-501 et seq. of the Tennessee Business Corporation Act (“TBCA”) permits a corporation to indemnify its present and former directors, officers, employees and agents against judgments, settlements, penalties, fines or reasonable expenses (which includes counsel fees) incurred with respect to a proceeding to which they may be made a party if such individual (A) conducted himself or herself in good faith and (B) reasonably believed (i) while acting in his or her official capacity, that his or her conduct was in the best interests of the corporation, or (ii) while acting any other capacity, that his or her conduct was at least not opposed to the best interests of the corporation, or (C) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A termination of the proceeding by judgment, order, settlement, conviction or upon the entry of a plea of nolo contendere is not, of itself, determinative that the person did not meet the standard of conduct set forth in §48-18-502(a) of the TBCA.  Unless limited by its charter, a corporation must indemnify a director’s reasonable expenses if the director is wholly successful on the merits or otherwise in the defense of any proceeding against him or her as director.

The TBCA prohibits a corporation from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation or where the director, whether or not acting in his or her official capacity as a director of the corporation, is charged with, and found liable for, improperly receiving a personal benefit.

Under the TBCA, a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as a director.  A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by such individual while acting in his or her official capacity or arising from his or her status as a director, officer, employee or agent of the corporation, whether or not the corporation would have the power to indemnify such individual for any such liability.

Louisiana.  In general, §12.83 of the Louisiana Business Corporation Law (“LBCL”) allows corporations to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the LBCL, a termination of the action by judgment, settlement, conviction or plea of nolo contendere, will not of itself create a presumption that the person did not act in good faith.  To the extent that such person is successful on the merits or otherwise in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation.  Expenses may be paid in advance of the final outcome if authorized by the board of directors without regard to whether or not a voting director is a party to the action.

If the action is by or in the right of the corporation, the indemnity is limited to expenses not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion.  No indemnification can be made if a court of competent jurisdiction, after exhaustion of appeals, finds the director liable for willful or intentional misconduct, unless the court determines that, given the circumstances of the case, the director is fairly and reasonably entitled to indemnification for certain expenses.

The LBCL allows a corporation to procure or maintain insurance against liability on behalf of a director or any such person.

North Carolina.  In general, §§55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBCA”) grant a corporation the power to indemnify its present and former directors, officers, employees and agents against liabilities and expenses incurred by them in connection with any proceeding to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.  Indemnity is mandatory where a director or officer who is wholly successful, on the merits or otherwise, in his defense except to the extent limited or eliminated in the corporation’s articles of incorporation.  A director or officer may also petition for court ordered indemnification where he would otherwise have a right to mandatory indemnification or where he is fairly or reasonably entitled to indemnity in view of all the relevant circumstances.  The NCBCA allows a director or officer to be paid expenses in advance of the final deposition of any proceeding upon the tendering of an undertaking to repay such amount.  However, the NCBCA prohibits indemnification where the director is charged with, and convicted of, improper personal benefit.

A corporation may, in its articles of incorporation or bylaws or by contract or resolution may make expanded indemnification available in addition to that provided by statute except in cases where directors or officers act in clear conflict with best interests of corporation).  A corporation may also procure or maintain insurance against liability on behalf of any such person.  Finally, the NCBCA permits a corporation to limit the personal liability of directors for breach of any directors duty imposed by law (with certain exceptions) by adding an exculpation provision in the articles of incorporation.

Georgia.  Generally, under §14-2-850 et seq. of the Georgia Business Corporation Code (“GBCC”), a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (which includes counsel fees) incurred with respect to such proceeding, if such individual (A) conducted himself or herself in good faith and (B) reasonably believed (i) while acting in his or her official capacity, that his or her conduct was in the best interests of the corporation, or (ii) while acting any other capacity, that his or her conduct was at least not opposed to the best interests of the corporation, or (C) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by the director in connection with the proceeding.  The termination of the proceeding by judgment, order, settlement or conviction or upon the entry of a plea of nolo contendere is not, of itself, determinative that the person did not meet the standard of conduct set forth in §14-2-851(a) of the GBCC.

A Georgia corporation may not indemnify a director under the GBCC in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct.  A corporation may not indemnify a director in connection with any proceeding with respect to conduct for which such director was found liable on the basis that he or she received an improper personal benefit, whether or not such director was acting in his or her official capacity as a director of the corporation.

Additionally, a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided, that such director delivers to the corporation (i) a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct or that the proceeding involves conduct for which such director’s liability has been properly eliminated by action of the corporation, and (ii) a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification.

The GBCC allows a Georgia corporation to indemnify directors without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested; provided, that such director delivers to the corporation the abovementioned written affirmation and written undertaking. Notwithstanding the foregoing, the corporation may not indemnify a director for any liability incurred in a proceeding in which the director is found liable to the corporation or is subjected to injunctive relief in favor of the corporation for, among other things:  (1)

Any appropriation, in violation of the director’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit.

Under the GBCC, a corporation may indemnify and advance expenses to an officer of the corporation to the same extent as a director or if not also a director, then to such further extent as otherwise provided by the articles of incorporation, the bylaws, a resolution of the board of directors or by contract; provided, however, if the officer is not also a director of the corporation, the corporation may not indemnify the officer for any liability arising out of conduct that constitutes, among other things, (1) Any appropriation, in violation of the officer’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit.  The foregoing limitation will also apply to an officer who is also a director of the corporation if the sole basis on which he or she is a party to the proceeding is an act or omission by him or her in the official capacity as an officer of the corporation.

A corporation may also indemnify and advance expenses to an employee or agent of the corporation who is not a director to the extent that may provided by the articles of incorporation, the bylaws, a resolution of the board of directors or by contract.

Under the GBCC, a corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation against liability asserted against or incurred by such individual while acting in his or her official capacity or arising from his or her status as a director, officer, employee or agent of the corporation, notwithstanding whether a corporation would have the power to indemnity or advance expenses to such individual for the same liability.

California.  Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317 of the California Corporations Code also provides that a corporation may, subject to certain limitations and conditions, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

To the extent that a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such agent against expenses actually and reasonably incurred by that person in connection therewith.

Section 204(a)(10) of the California Corporations Code permits a corporation’s articles of incorporation to limit a director’s liability to the corporation or its shareholders except with respect to the following items:  (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) contracts or transactions between the corporation and a director within the scope of Section 310 of the California Corporations Code or (vii) authorizing improper distributions, loans and guarantees under Section 316 of the California Corporations Code.

By-laws.  The by-laws of each of Can-Am Communications, Inc., Dycom Capital Management, Inc., Dycom Investments, Inc., Locating, Inc., Point to Point Communications, Inc.,  and U G T I provide that it shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was a director or officer of the corporation.

The by-laws of Dycom Industries, Inc. provide that, except as prohibited under Florida law, it shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or officer of the corporation, or a director or officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof.  Dycom Industries, Inc. maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Limited Liability Company Agreements.  The Limited Liability Company Agreement of each of Ansco & Associates, LLC; Apex Digital, LLC; Broadband Express, LLC; Broadband Installation Services, LLC; C-2 Utility Contractors, LLC; Cable Connectors, LLC; CableCom, LLC; Cavo Broadband Communications, LLC; CertusView Leasing, LLC; Communication Services, LLC; Communications Construction Group, LLC; Dycom Identity, LLC; Ervin Cable Construction, LLC; Globe Communications, LLC; Installation Technicians, LLC; Ivy H. Smith Company, LLC; Lambert's Cable Splicing Company, LLC; Midtown Express, LLC; NeoCom Solutions Holdings, LLC; Nichols Construction, LLC; Niels Fugal Sons Company, LLC; OSP Services, LLC; Precision Valley Communications of Vermont, LLC; Prince Telecom, LLC; RJE Telecom, LLC; Star Construction, LLC; Stevens Communications, LLC; S.T.S., LLC; TCS Communications, LLC; Tesinc, LLC; Triple-D Communications, LLC; Underground Specialties, LLC; UtiliQuest, LLC and White Mountain Cable Construction, LLC provide that it shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal administrative, or investigative, by reason of the fact that such person is or was a member, director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise.

In addition, we maintain liability insurance for our directors and officers.

For information concerning the registrant’s undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

Item 16.  Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.  Undertakings.

The undersigned registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)           Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Dycom Industries, Inc.

By:	*
	Name:	Steven E. Nielsen
	Title:	President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and	May 17, 2011
Steven E. Nielsen	Chief Executive Officer
(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Senior Vice President and Chief Financial Officer	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*	Director	May 17, 2011
Thomas G. Baxter

*	Director	May 17, 2011
Charles M. Brennan, III

*	Director	May 17, 2011
James A. Chiddix

Signature	Title	Date

*	Director	May 17, 2011
Charles B. Coe

*	Director	May 17, 2011
Stephen C. Coley

*	Director	May 17, 2011
Patricia L. Higgins

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Dycom Investments, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Steven E. Nielsen	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Ansco & Associates, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
George Summers	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Michael S. Cassidy	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Apex Digital, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Timothy R. Estes	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*	Director	May 17, 2011
Gary E. Ervin

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Broadband Express, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
John Kuhn	(Principal Executive Officer)

*	Controller	May 17, 2011
Jeffrey Drzymala	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Broadband Installation Services, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
John Kuhn	(Principal Executive Officer)

*	Controller	May 17, 2011
Jeffrey Drzymala	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

C-2 Utility Contractors, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Curtis M. Saunders	(Principal Executive Officer)

*	Controller	May 17, 2011
Scott Savoian	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Cable Connectors, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Thomas L. Lambert	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Harrold Wall	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

CableCom, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
J. Michael Gepford	(Principal Executive Officer)

*	Controller	May 17, 2011
Rebecca Barr	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

CableCom of California, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
J. Michael Gepford	(Principal Executive Officer)

*	Controller	May 17, 2011
Rebecca Barr	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Can-Am Communications, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
J. Michael Gepford	(Principal Executive Officer)

*	Controller	May 17, 2011
Rebecca Barr	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Cavo Broadband Communications, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
William Valentino	(Principal Executive Officer)

*	Controller	May 17, 2011
Jeffrey Drzymala	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

CertusView Leasing, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Curtis Chambers	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Communication Services, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Timothy M. Victory	(Principal Executive Officer)

*	Controller	May 17, 2011
Donald B. Freudiger	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Communications Construction Group, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
John E. Dowd	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Jonna Schall	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Dycom Capital Management, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Steven E. Nielsen	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Dycom Corporate Identity, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Steven E. Nielsen	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Dycom Identity, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Steven E. Nielsen	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Ervin Cable Construction, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Brad Ervin	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Andrea White	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Chairman of the Board of Directors	May 17, 2011
Gary E. Ervin

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Globe Communications, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Victor R. Lundy, III	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Donald B. Freudiger	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Installation Technicians, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Robert Allen Stoutt, Jr.	(Principal Executive Officer)

*	Controller	May 17, 2011
Christine Brew	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Ivy H. Smith Company, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
George Summers	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Michael Cassidy	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Lambert’s Cable Splicing Company, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Thomas L. Lambert	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Harrold Wall	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Locating, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Dennis Tarosky	(Principal Executive Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Midtown Express, LLC

By:	*
	Name:	Joseph W. Danno
	Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Secretary	May 17, 2011
Joseph W. Danno	(Principal Executive Officer)

*	Treasurer	May 17, 2011
Cliff Harris	(Principal Financial and Accounting Officer)

/s/ H. Andrew DeFerrari	Director	May 17, 2011
H. Andrew DeFerrari

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

NeoCom Solutions Holdings, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Hy Tang	(Principal Executive Officer)

*	Controller	May 17, 2011
Matthew Duvall	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

NeoCom Solutions, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Hy Tang	(Principal Executive Officer)

*	Controller	May 17, 2011
Matthew Duvall	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Nichols Construction, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Jack A. Nichols	(Principal Executive Officer)

*	Assistant Secretary and Assistant Treasurer	May 17, 2011
Esther Hagy	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Niels Fugal Sons Company, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	May 17, 2011
Gary R. McQueen	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Dennis K. Smith, Jr.	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Niels Fugal Sons Company of California, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	May 17, 2011
Gary R. McQueen	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Dennis K. Smith, Jr.	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

OSP Services, LLC

By:	*
	Name:	Marvin M. Glaser
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Marvin M. Glaser	(Principal Executive Officer)

*	Treasurer and Secretary	May 17, 2011
Orilia Reid	(Principal Financial and Accounting Officer)

*	Director	May 17, 2011
Daniel Mazon

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Point to Point Communications, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
William J. Ptak	(Principal Executive Officer)

*	Controller	May 17, 2011
Kimberly Habeck	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Precision Valley Communications of Vermont, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
J. Roger Cawvey, Sr.	(Principal Executive Officer)

*	Controller	May 17, 2011
Joseph Miller	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Prince Telecom, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
John Kuhn	(Principal Executive Officer)

*	Controller	May 17, 2011
Jeffrey Drzymala	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Prince Telecom of California, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
John Kuhn	(Principal Executive Officer)

*	Controller	May 17, 2011
Jeffrey Drzymala	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

RJE Telecom, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Harold Gary Hall	(Principal Executive Officer)

*	Corporate Controller	May 17, 2011
Monica Tezak	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

RJE Telecom of California, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Harold Gary Hall	(Principal Executive Officer)

*	Corporate Controller	May 17, 2011
Monica Tezak	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Star Construction, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Robert Allen Stoutt, Jr.	(Principal Executive Officer)

*	Controller	May 17, 2011
Christine Brew	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Stevens Communications, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Richard D. Stevens	(Principal Executive Officer)

*	Controller	May 17, 2011
Kimberly A. Williams	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

S.T.S., LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Dennis Tarosky	(Principal Executive Officer)

*	Chief Financial Officer	May 17, 2011
Mark Cunningham	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Governor	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Governor	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

TCS Communications, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Bob Payne	(Principal Executive Officer)

*	Controller	May 17, 2011
Debra Pelkowski	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Tesinc, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
William J. Ptak	(Principal Executive Officer)

*	Controller	May 17, 2011
Kimberly Habeck	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Tesinc of California, Inc.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
William J. Ptak	(Principal Executive Officer)

*	Controller	May 17, 2011
Kimberly Habeck	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Triple-D Communications, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	May 17, 2011
Victor R. Lundy, III	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Donald B. Freudiger	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

U G T I

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Dennis Tarosky	(Principal Executive Officer)

*	Chief Financial Officer	May 17, 2011
Mark Cunningham	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

Underground Specialties, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Curtis M. Saunders	(Principal Executive Officer)

*	Assistant Treasurer and Controller	May 17, 2011
Scott Savoian	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

UtiliQuest, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
Dennis Tarosky	(Principal Executive Officer)

*	Chief Financial Officer	May 17, 2011
Mark Cunningham	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May 17, 2011.

White Mountain Cable Construction, LLC

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	May 17, 2011
John E. Dowd	(Principal Executive Officer)

*	Controller	May 17, 2011
Jonna Schall	(Principal Accounting Officer)

/s/ H. Andrew DeFerrari	Treasurer and Director	May 17, 2011
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	May 17, 2011
Steven E. Nielsen

*By:	/s/ H. Andrew DeFerrari
H. Andrew DeFerrari
As Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement.*
4.1
Portions of Restated Articles of Incorporation of Dycom Industries, Inc. (incorporated by reference to Dycom Industries, Inc.’s Form 10-Q filed with the SEC on June 11, 2002) and Amended and Restated By-laws of Dycom Industries, Inc., as amended on February 24, 2009 (incorporated by reference to Dycom Industries, Inc.’s Form 8-K, filed with the SEC on March 2, 2009) defining rights of shareholders.

4.2
Shareholder Rights Agreement, dated April 4, 2001, between Dycom Industries, Inc. and the  Rights Agent (which includes the Form of Rights Certificate, as Exhibit A, the Summary of Rights to Purchase Preferred Stock, as Exhibit B, and the Form of Articles of Amendment to the Articles of Incorporation for Series A Preferred Stock, as Exhibit C) (incorporated by reference to Dycom Industries, Inc.’s Form 8-A filed with the SEC on April 6, 2001).

4.3	Form of Preferred Stock Certificate of Designation.*
4.4	Form of Deposit Agreement with respect to Depositary Shares (including form of depositary receipt).*
4.5	Form of Indenture for debt securities of Dycom Industries, Inc.**
4.6	Form of Indenture for debt securities of Dycom Investments, Inc.**
4.7	Form of Warrant Agreement (including form of warrant).*
4.8	Form of Purchase Contract (including form of purchase contract certificate) and, if applicable, Pledge Agreement.*
4.9	Form of Unit Agreement (including form of unit certificate).*
5.1	Opinion of Shearman & Sterling LLP.**
5.2	Opinion of Akerman Senterfitt.**
12.1	Computation of Ratio of Earnings to Fixed Charges.****
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).**
23.3	Consent of Akerman Senterfitt (included in Exhibit 5.2).**
24.1	Powers of Attorney (included on signature pages).****
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee for the debt securities of Dycom Industries, Inc.***
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee for the debt securities of Dycom Investments, Inc.***
_____________________

*       To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrants in connection with a specific offering and incorporated herein by reference.

**     Filed herewith.

***   To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under Form 305B2.

****  Previously filed.